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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             ----------------------


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                             ----------------------

         Date of Report (date of earliest event reported): May 17, 1999



                        SPELLING ENTERTAINMENT GROUP INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                    1-6739           59-0862100
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       (State or other              (Commission       (IRS Employer
       jurisdiction of              File Number)    Identification No.)
       incorporation)


                 5700 Wilshire Boulevard, Los Angeles, CA 90036
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (323) 965-5700



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Item 5. Other Events.

               On May 17, 1999, Viacom Inc., a Delaware corporation ("Viacom") and Spelling Entertainment Group Inc. ("Spelling") announced that they have entered into a definitive merger agreement for the purchase by Viacom of the shares of Spelling common stock that it does not already own for $9.75 per share in cash.

               The merger agreement provides for the commencement of a tender offer by Viacom by Friday, May 21, 1999. Under the terms of the merger agreement, each Spelling share that is not purchased in the offer will be acquired by merger as soon as practical thereafter in a second step merger, also for $9.75 per share.

               A copy of the Merger Agreement is attached hereto as Exhibit
99.1.

               A copy of the press release issued by Viacom on May 17, 1999, relating to the above-described transaction, is attached hereto as Exhibit 99.2.

Item 7. Financial Statements and Exhibits.

               (c) The following exhibits are filed as part of this report on Form 8-K:

               99.1 Agreement and Plan of Merger among Viacom International Inc., VSEG Acquisition Inc. and Spelling Entertainment Group Inc., dated as of May 17, 1999

               99.2   Press Release issued by Viacom dated May 17, 1999.





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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          SPELLING ENTERTAINMENT GROUP INC.



Date:  May 20, 1999                       By:    /s/ Sally Suchil
                                                 --------------------------
                                          Name:  Sally Suchil
                                          Title: Senior Vice President -
                                                 General Counsel, Secretary
                                                 and Administration




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                                  EXHIBIT INDEX


Exhibit No.         Description
----------          -----------

   99.1             Agreement and Plan of Merger among Viacom International
                    Inc., VSEG Acquisition Inc. and Spelling Entertainment Group
                    Inc., dated as of May 17, 1999

   99.2             Press Release issued by Viacom dated May 17, 1999.